Exhibit 10.55

COLLATERAL ASSIGNMENT

(Security Agreement)

(Trademarks)

Effective: April 10, 2019

WHEREAS, SPAR TRADEMARKS, INC., a Nevada corporation ("Assignor"), located and doing business at 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604, is the owner of the certain trademarks which are registered in the United States Patent and Trademark Office.

WHEREAS, NORTH MILL CAPITAL LLC, a Delaware limited liability company ("Assignee"), located and doing business 821 Alexander Road, Suite 103, Princeton, New Jersey 08540, has extended and may hereafter extend credit to Assignor and/or its affiliates, and Assignor has executed and delivered to Assignee a certain Loan and Security Agreement dated as of April 10, 2019 (as amended, modified, supplemented, substituted, extended or renewed from time to time, the "Loan Agreement") pursuant to which Assignor grants to Assignee a security interest in substantially all assets of Assignor to secure all of the Obligations (as defined in the Loan Agreement) and Assignor may hereafter execute and deliver to Assignee other similar security agreements; and

WHEREAS, in order to further secure Assignor's present and future Obligations (as defined in the Loan Agreement) to Assignee, Assignor wishes to grant to Assignee a security interest in the Collateral (as defined below) and the goodwill and certain other assets with respect to the Collateral, as further set forth herein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor, as additional security for the full payment and performance of the Obligations, and to further evidence the security interest granted to Assignee pursuant to the Loan Agreement, hereby assigns, sells, transfers, and conveys to Assignee and grants to Assignee a security interest in all of Assignor's right, title and interest in:

(a)     all state (including common law), federal and foreign trademarks, service marks and tradenames, and application registration of such trademarks, service marks and trade names (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark) (the "Trademarks"), all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including, without limitation, such U.S. marks, names and applications described in Exhibit A attached hereto), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(b)     all right of action, claims for damages, profits and costs, all other demands for any sum or sums of money whatsoever which it has or may have either at law or in equity, against any and all persons, firms, corporations and associations by reason of claims of infringement upon said Trademarks;

(c)     the entire goodwill of or associated with the business now ore hereafter conducted by Assignor connected with and symbolized by any of the aforementioned properties and assets;

(d)     all general intangibles and all intangible intellectual or other similar property of Assignor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above;

(e)     all proceeds of any or all of the foregoing (including license royalties, rights to payments, accounts and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Assignee is the loss payee thereof) or any indemnity warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing.

All of the foregoing items set forth in clauses (a) through (e) are hereinafter referred to collectively as the "Collateral."

AND Assignor and Assignee agree as follows:

1.     Representations and Warranties. Assignor represents and warrants to Assignee that a true and correct listing of all of the existing Collateral consisting of U.S. trademarks, service marks, trade names, and all trademark, service mark and trade name applications owned by Assignor, in whole or in part, is set forth in Exhibit A.

2.     Assignor's Obligations. Assignor agrees that, notwithstanding this Collateral Assignment, it will perform and discharge and remain liable for all its covenants, duties, and obligations arising in connection with the Collateral and any licenses and agreements related thereto. Assignee shall have no obligation or liability in connection with the Collateral or any licenses or agreements relating thereto by reason of this Collateral Assignment or any payment received by Assignee relating to Collateral, nor shall Assignee be required to perform any covenant, duty, or obligation or Assignor arising in connection with the Collateral or any license or agreement related thereto or to take any other action regarding the Collateral or any such licenses or agreement.

Assignor shall have the obligation to maintain, preserve or renew the Trademarks, and take any action to prohibit the infringements or unauthorized use of same by any third party. Assignee shall have no obligation to maintain, preserve or renew the Trademarks, nor to take any action to prohibit the infringements or unauthorized use of same by any third party.

3.     Use Prior to Default. Unless and until an Event of Default under, and as defined in or under the Loan Agreement, shall occur and be continuing, Assignor shall retain the legal and equitable title to the Trademarks and shall have the right to use the Collateral, subject to the terms and covenants of the Loan Agreement and this Collateral Assignment.

4.     Remedies Upon Default. Whenever any Event of Default under and defined in the Loan Agreement shall occur and be continuing, Assignor's rights pursuant to Section 2 hereof shall terminate and be null and void, and Assignee shall have all the rights and remedies granted to it in such event by the Loan Agreement or any other Loan Document, which rights and remedies are specifically incorporated herein by reference and made a part hereof. Assignee in such event may collect directly any payments due to Assignor in respect of the Collateral and may sell, license, lease, assign, or otherwise dispose of the Collateral in the manner set forth in the Loan Agreement or in any other Loan Document by Assignor in favor of Assignee. Assignor agrees that, in the event of any disposition of the Collateral upon any such Event of Default, it will duly execute, acknowledge, and deliver all documents necessary or advisable to record title to the Collateral in any transferee or transferees thereof, including, without limitation, valid, recordable assignments of the Trademarks. In the event Assignor fails or refuses to execute and deliver such documents, Assignor hereby irrevocably appoints Assignee as its attorney-in-fact, with power of substitution, to execute, deliver, and record any such documents on Assignor's behalf. For the purpose of enabling Assignee to exercise rights and remedies upon any such Event of Default, Assignee hereby grants to Assignee an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Assignor) to use, assign, license, or sub-license any of the Collateral, now owned or hereafter acquired by Assignor, and wherever the same may be located.

5.     Cumulative Remedies. This Collateral Assignment has been entered into in conjunction with the security interest granted to Assignee under the Loan Agreement. The rights and remedies provide herein are cumulative and not exclusive of any other rights or remedies provided by law. The rights and remedies provided herein are intended to be in addition to and not in substitution of the rights and remedies provided by the Loan Agreement or any other agreement or instrument delivered in connection therewith.

6.     Amendments and Waivers. This Collateral Assignment may not be modified, supplemented or amended, or any of its provisions waived at the request of Assignor, without the prior written consent of Assignee.

7.     Reassignment. At such time as Assignor shall completely satisfy all of the Obligations, Assignee will, at Assignor's request, execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary or proper to re-vest Assignor full title to the Collateral, subject to disposition thereof which may have been made by Assignee pursuant hereto.

8.     Severability. If any clause or provision of this Collateral Assignment shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect any other clause or provision in any jurisdiction.

9.     Notices. All notices, requests and demands to or upon Assignor or Assignee under this Collateral Assignment shall be given in the manner prescribed in the Loan Agreement.

10.     Governing Law. This Collateral Assignment shall be governed by, construed, applied and enforced in accordance with the substantive laws of the State of New Jersey and the United States of America as applicable.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Collateral Assignment as of the date first above written.

WITNESS/ATTEST:	SPAR TRADEMARKS, INC., as Assignor

By:
Name: James R. Segreto
Title: Chief Financial Officer, Secretary and Treasurer

NORTH MILL CAPITAL LLC, as Assignee

By:
Name: Beatriz Hernandez Title: Executive Vice President

Exhibit A

Trademarks

U.S. Trademarks

Trademark	Country	App. No.	Reg. No.	Reg. Date
NATIONAL ASSEMBLY SERVICES	United States of America	85085181	3992421	12-Jul-2011
SPAR	United States of America	73521305	1357128	27-Aug-1985
SPAR	United States of America	73619782	1441909	09-Jun-1987
SPAR & Design	United States of America	73824216	1597275	22-May-1990
SPEED TO SHELF SPAR GROUP, INC. & Design	United States of America	78307083	3156017	17-Oct-2006

STATE OF	:
: SS.
COUNTY OF	:

Before me this ___ day of ________, 2019, personally appeared James R. Segreto, to me personally known, and acknowledged to me that he is the Chief Financial Officer, Secretary and Treasurer of SPAR Trademarks, Inc. and acknowledged the foregoing instrument to be the free act and deed of said corporation.

STATE OF NEW JERSEY	:
: SS.
COUNTY OF MERCER	:

Before me this ________ day of ______________, 2019 personally appeared Beatriz Hernandez, the Executive Vice President of North Mill Capital LLC, to me personally known, and acknowledged to me that she is an officer, and acknowledged she was authorized to execute and deliver the foregoing instrument on behalf of said limited liability company.